Exhibit 99.1

MedAssets Reports Second Quarter and Six-Month 2011 Financial Results

ATLANTA--(BUSINESS WIRE)--August 1, 2011--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its second quarter and six months ended June 30, 2011. Second quarter results are summarized in the table below:

(In millions, except per share)	2Q-11	2Q-10 [a]	2Q-10 [a,b]
Net Revenue:		Recast	Non-GAAP Acquisition- Affected and Recast
Spend and Clinical Resource Mgmt (SCM)	$91.1	$ 42.6	$86.4
Revenue Cycle Management (RCM)	56.3	52.5	52.5
Total Net Revenue	147.4	95.1	138.9
Non-GAAP acquisition-related purchase
accounting revenue adjustment [c]	0.5	--	--
Total non-GAAP Net Revenue	147.9[b]	95.1	138.9
Net (loss) income	(2.5)	3.3	(7.5)
(Loss) earnings per share (EPS) – diluted	(0.04)	0.06	NA
Non-GAAP adjusted EBITDA	44.3	25.4	37.5
Non-GAAP cash EPS - diluted	$ 0.23	$ 0.17	NA
Weighted average shares – diluted [d]	57.4	59.5	NA

(a) The Company moved its Decision Support Services (DSS) operating unit from the RCM segment to the SCM segment on January 1, 2011. Recast results assume the DSS operating unit was part of the SCM segment on January 1, 2010.

(b) Non-GAAP acquisition-affected results assume The Broadlane Group (Broadlane) acquisition occurred on January 1, 2010.

(c) Non-GAAP acquisition-related purchase accounting revenue adjustment reflects net revenue that would have been recognized after completion of the Broadlane acquisition if not for the GAAP-related purchase accounting adjustment. A detailed explanation is provided under “Use of Non-GAAP Financial Measures.”

(d) Given the Company’s net loss in both the second quarter and six months ended June 30, 2011, basic and diluted weighted average shares are the same.

Net Revenue

Second Quarter

Total net revenue for the second quarter of 2011 increased 54.9% to $147.4 million from $95.1 million in the second quarter of 2010, due primarily to the acquisition of Broadlane on November 16, 2010.

Comparing period-over-period organic growth, non-GAAP acquisition-affected total net revenue of $147.9 million in the second quarter of 2011 increased 6.4% from non-GAAP acquisition-affected total net revenue of $138.9 million in the second quarter of 2010. Total non-GAAP acquisition-affected net revenue in the SCM segment grew 6.0% to $91.6 million from non-GAAP acquisition-affected net revenue of $86.4 million in the second quarter of 2010 due to solid growth in group purchasing-related administrative fees, partially offset by lower DSS revenue. Total net revenue from the RCM segment increased 7.2% to $56.3 million from $52.5 million in the second quarter of 2010 as services-related revenue grew 23.3% and technology-related revenue was essentially flat versus the second quarter last year.

Six Month Period

Total net revenue for the first half of 2011 increased 47.4% to $277.9 million from $188.5 million in the first half of 2010, due primarily to the acquisition of Broadlane.

Comparing period-over-period organic growth, non-GAAP acquisition-affected total net revenue of $284.0 million in the first half of 2011 increased 3.3% from non-GAAP acquisition-affected total net revenue of $274.8 million in the first half of 2010. Total non-GAAP acquisition-affected net revenue in the SCM segment grew 3.6% to $176.5 million from non-GAAP acquisition-affected net revenue of $170.4 million in the first half of 2010. Total net revenue from the RCM segment increased 3.0% to $107.5 million from $104.4 million in the first half of 2010 as technology-related revenue grew 4.8% but was offset by a 0.9% decline in services-related revenue.

Non-GAAP Adjusted EBITDA

Second Quarter

In the second quarter of 2011, total non-GAAP adjusted EBITDA was $44.3 million, or 30.0% of total net revenue, a 74.4% increase over total non-GAAP adjusted EBITDA of $25.4 million, or 26.7% of total net revenue, in the second quarter of 2010.

Comparing period-over-period organic growth, total non-GAAP acquisition-affected adjusted EBITDA in the second quarter of 2011 was $44.3 million, or 29.9% of non-GAAP acquisition-affected total net revenue, a 17.9% increase from non-GAAP acquisition-affected adjusted EBITDA of $37.5 million, or 27.0% of non-GAAP acquisition-affected total net revenue, in the second quarter of 2010.

Six Month Period

In the first half of 2011, total non-GAAP adjusted EBITDA was $85.2 million, or 30.7% of total net revenue, a 60.2% increase over total non-GAAP adjusted EBITDA of $53.2 million, or 28.2% of total net revenue, in the first half of 2010.

Comparing period-over-period organic growth, total non-GAAP acquisition-affected adjusted EBITDA in the first half of 2011 was $85.2 million, or 30.0% of non-GAAP acquisition-affected total net revenue, an increase of 12.0% from non-GAAP acquisition-affected adjusted EBITDA of $76.1 million, or 27.7% of non-GAAP acquisition-affected total net revenue, in the first half of 2010.

Net (Loss) Income and Per Share

Second Quarter

Net loss in the second quarter of 2011 was $2.5 million, or a loss of $0.04 per diluted share, versus net income of $3.3 million, or earnings of $0.06 per diluted share, in the second quarter of 2010. The net loss in the second quarter of 2011 was primarily due to acquisition and integration-related costs as well as increased amortization and interest expense related to the acquisition of Broadlane.

Non-GAAP cash EPS, defined as EPS excluding non-cash acquisition-related intangible amortization, share-based compensation, acquisition-related expenses and other non-recurring items on a tax-adjusted basis, was $0.23 per diluted share in the second quarter of 2011, versus non-GAAP cash EPS of $0.17 per diluted share in the second quarter of 2010.

Six Month Period

Net loss in the first half of 2011 was $18.7 million, or a loss of $0.33 per diluted share, versus net income of $8.8 million, or earnings of $0.15 per diluted share, in the first half of 2010. The net loss in the first half of 2011 was primarily due to acquisition and integration-related costs as well as increased amortization and interest expense related to the acquisition of Broadlane.

Non-GAAP cash EPS was $0.40 per diluted share in the first half of 2011, versus non-GAAP cash EPS of $0.36 per diluted share in the first half of 2010.

Cash Flow and Capital Resources

Net cash provided by operating activities in the first six months of 2011 increased 4.2% to $37.3 million from $35.8 million in the first half of 2010. The company’s balance sheet at June 30, 2011 included $890.0 million in total bank and bond debt, net of cash and cash equivalents, which represented leverage of approximately 5.0 times trailing 12-month non-GAAP acquisition-affected adjusted EBITDA.

2011 Financial Guidance

MedAssets full-year 2011 non-GAAP acquisition-affected total net revenue guidance was lowered by approximately 2.4% to a range of $575-587 million. SCM segment acquisition-affected net revenue guidance was maintained in the range of $359-367 million, and RCM segment net revenue guidance was reduced by approximately 6.0% to $214-222 million. The company’s non-GAAP adjusted EBITDA guidance was narrowed to $185-189 million and non-GAAP diluted cash EPS to $0.96-1.02.

Contracted Revenue Estimates

At June 30, 2011, the Company’s rolling 12-month non-GAAP contracted revenue was an estimated $558.3 million ($344.1 million from the SCM segment and $214.2 million from the RCM segment). This is a sequential increase of 0.5% from the first quarter of 2011.

Conference Call Information
Time/Date:	5:00 p.m. ET today, Monday, August 1, 2011
Phone:	866-811-1812 (or 702-696-4559 international/local), conference ID 81444869
Webcast:	http://ir.medassets.com, “Events & Presentations” page
Replay:	Webcast will be archived for at least 30 days, or call 800-642-1687 (conf ID # 81444869)

The Company intends to file its Form 10-Q with the Securities and Exchange Commission on or before August 9, 2011. This filing will contain additional information about the Company’s results of operations.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve financial strength by implementing spend management and revenue cycle management solutions that help control cost, improve margins and cash flow, increase regulatory compliance and optimize operational efficiency. MedAssets serves more than 180 health systems, 4,000 hospitals and 90,000 non-acute healthcare providers. The company currently manages $45 billion in supply spend and touches over $316 billion in total patient revenue annually through its revenue cycle solutions. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; acquisition-affected total net revenue; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; acquisition-affected adjusted EBITDA margin; acquisition-related purchase accounting revenue adjustment; acquisition-related spend management adjustments; diluted cash EPS; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2011 financial guidance, costs and revenue growth, margin and other financial projections; contracted revenue forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with the acquisition of Broadlane and any other future acquisitions. Investors are cautioned that any forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended March 31, 2011, each filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	% Change	2011	2010	% Change
Revenue:
Administrative fees, net	$59,815	$27,964	113.9%	$116,397	$56,554	105.8%
Other service fees	87,559	67,163	30.4%	161,536	131,979	22.4%

Total net revenue	147,374	95,127	54.9%	277,933	188,533	47.4%

Operating expenses:
Cost of revenue	30,488	22,757	34.0%	61,043	44,479	37.2%
Product development expenses	6,202	4,823	28.6%	12,875	10,193	26.3%
Selling and marketing expenses	18,000	16,009	12.4%	30,601	26,677	14.7%
General and administrative expenses	46,770	31,947	46.4%	95,911	64,098	49.6%
Acquisition and integration related expenses	6,828	-	100.0%	18,971	-	100.0%
Depreciation	5,228	4,540	15.2%	10,907	8,833	23.5%
Amortization of intangibles	20,232	6,026	235.7%	40,472	12,110	234.2%

Total operating expenses	133,748	86,102	55.3%	270,780	166,390	62.7%

Operating income	13,626	9,025	51.0%	7,153	22,143	-67.7%
Other income (expense):
Interest (expense)	(18,075)	(3,807)	374.8%	(36,124)	(7,739)	366.8%
Other income	109	135	-19.3%	280	202	38.6%

(Loss) income before income taxes	(4,340)	5,353	-181.1%	(28,691)	14,606	-296.4%
Income tax (benefit) expense	(1,852)	2,059	-189.9%	(10,033)	5,792	-273.2%

Net (loss) income	(2,488)	3,294	-175.5%	(18,658)	8,814	-311.7%

Basic net (loss) income per share	(0.04)	0.06	na	(0.33)	0.16	na

Diluted net (loss) income per share	$(0.04)	$0.06	na	$(0.33)	$0.15	na

Weighted average shares — basic	57,357	56,169		57,295	55,994
Weighted average shares — diluted	57,357	59,456	-3.5%	57,295	59,148	-3.1%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
In 000s, except shares	2011	2010

ASSETS
Current assets
Cash and cash equivalents	$42,159	$46,836
Accounts receivable, net of allowances of $4,556 and $5,256 as of June 30, 2011 and
December 31, 2010	99,251	100,020
Deferred tax asset, current	19,027	18,087
Prepaid expenses and other current assets	16,863	19,811

Total current assets	177,300	184,754

Property and equipment, net	81,803	77,737
Other long term assets
Goodwill	1,034,764	1,035,697
Intangible assets, net	443,688	484,438
Other	62,168	62,727
Other long term assets	1,540,620	1,582,862

Total assets	$1,799,723	$1,845,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$17,691	$18,107
Accrued revenue share obligation and rebates	62,322	57,744
Accrued payroll and benefits	24,383	22,149
Other accrued expenses	19,280	22,268
Deferred revenue, current portion	44,790	36,533
Deferred purchase consideration	121,551	119,912
Current portion of notes payable	6,350	6,350
Current portion of finance obligation	203	186

Total current liabilities	296,570	283,249

Notes payable, less current portion	600,475	628,650
Bonds payable	325,000	325,000
Finance obligation, less current portion	9,398	9,505
Deferred revenue, less current portion	12,831	9,597
Deferred tax liability	133,225	150,887
Other long term liabilities	3,039	2,882

Total liabilities	1,380,538	1,409,770

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 58,853,000 and 58,410,000
shares issued and outstanding as of June 30, 2011 and December 31, 2010	589	584
Additional paid in capital	671,365	668,028
Accumulated other comprehensive loss	(1,082)	-
Accumulated deficit	(251,687)	(233,029)

Total stockholders’ equity	419,185	435,583

Total liabilities and stockholders’ equity	$1,799,723	$1,845,353

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
In 000s	2011	2010

Operating activities:
Net (loss) income	$(18,658)	$8,814

Adjustments to reconcile net (loss) income from continuing operations to net cash provided by operating activities:
Bad debt expense	240	437
Depreciation	11,417	10,274
Amortization of intangibles	40,751	12,480
Loss on sale of assets	-	1
Non-cash stock compensation expense	822	6,511
Excess tax benefit from exercise of equity awards	(943)	(3,061)
Amortization of debt issuance costs	3,724	915
Noncash interest expense, net	2,034	267
Deferred income tax (benefit) expense	(17,987)	(247)

Changes in assets and liabilities	15,907	(607)

Cash provided by operating activities	37,307	35,784

Investing activities:
Purchases of property, equipment, and software	(5,361)	(8,021)
Capitalized software development costs	(10,677)	(7,719)
Acquisitions, net of cash acquired	-	(3,160)

Cash used in investing activities	(16,038)	(18,900)

Financing activities:
Repayment of notes payable	(28,175)	(31,021)
Repayment of finance obligation	(329)	(329)
Excess tax benefit from exercise of equity awards	943	3,061
Issuance of common stock	1,615	5,907

Cash used in financing activities	(25,946)	(22,382)

Net decrease in cash and cash equivalents	(4,677)	(5,498)
Cash and cash equivalents, beginning of period	46,836	5,498

Cash and cash equivalents, end of period	$42,159	$-

SUPPLEMENTAL SEGMENT REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended June 30,
	2011		2010		% Change
Net revenue			Recast
Revenue Cycle Management ("RCM")	$56,262		$52,502		7.2%
Spend and Clinical Resource Management ("SCM")	91,112		42,625		113.8%
Total net revenue	147,374		95,127
Non-GAAP acquisition-related purchase accounting
revenue adjustment [e]	499		-
Other non-GAAP acquisition-related SCM adjustments [f]	-		43,797
Total non-GAAP acquisition-affected net revenue	$147,873		$138,924		6.4%

Non-GAAP Adjusted EBITDA		% margin		% margin
RCM	$14,251	25.3%	$16,942	32.3%	-15.9%
SCM	37,355	41.0%	15,100	35.4%	147.4%
Corporate	(7,328)		(6,648)		10.2%
Total non-GAAP Adjusted EBITDA	44,278	30.0%	25,394	26.7%	74.4%
Non-GAAP acquisition-related SCM adjustments [f]	-		12,150
Total non-GAAP acquisition-affected Adjusted EBITDA	$44,278	29.9%	$37,544	27.0%	17.9%

In 000s	Six Months Ended June 30,
	2011		2010		% Change
Net revenue			Recast
RCM	$107,487		$104,404		3.0%
SCM	170,446		84,129		102.6%
Total net revenue	277,933		188,533
Non-GAAP acquisition-related purchase accounting
revenue adjustment [e]	6,063		-
Other non-GAAP acquisition-related SCM adjustments [f]	-		86,303
Total non-GAAP acquisition-affected net revenue	$283,996		$274,836		3.3%

Non-GAAP Adjusted EBITDA		% margin		% margin
RCM	$25,721	23.9%	$32,387	31.0%	-20.6%
SCM	73,505	43.1%	34,094	40.5%	115.6%
Corporate	(14,003)		(13,275)		5.5%
Total non-GAAP Adjusted EBITDA	85,223	30.7%	53,206	28.2%	60.2%
Non-GAAP acquisition-related SCM adjustments [f]	-		22,853
Total non-GAAP acquisition-affected Adjusted EBITDA	$85,223	30.0%	$76,059	27.7%	12.0%

(e) Acquisition-related purchase accounting revenue adjustment reflects the estimated net administrative fee revenue that would have been recognized after completion of the Broadlane acquisition if not for a GAAP-related purchase accounting adjustment.

(f) Acquisition-related SCM adjustments include the historical results of Broadlane's operations from January 1, 2010 through June 30, 2010, inclusive of certain purchase accounting adjustments.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended June 30,		Six Months Ended June 30,
ACTUAL RESULTS	2011	2010	2011	2010

Net (loss) income	$(2,488)	$3,294	$(18,658)	$8,814

Depreciation	5,228	4,540	10,907	8,833
Depreciation (included in cost of revenue)	254	719	509	1,441
Amortization of intangibles, acquisition-related	20,232	6,026	40,472	12,110
Amortization of intangibles, acquisition-related (included in cost of revenue)	139	185	278	370
Interest expense, net	18,068	3,772	36,110	7,685
Income tax (benefit) expense	(1,852)	2,059	(10,033)	5,792

Non-GAAP EBITDA	$39,581	$20,595	$59,585	$45,045

Share-based compensation	(2,521)	3,039	822	6,511
Rental income from capitalized building lease	(109)	(109)	(218)	(219)
Purchase accounting revenue adjustment	499	-	6,063	-
Acquisition and integration related expenses	6,828	1,869	18,971	1,869

Non-GAAP Adjusted EBITDA	$44,278	$25,394	$85,223	$53,206

	Three Months Ended June 30,		Six Months Ended June 30,
NON-GAAP ACQUISITION-AFFECTED RESULTS	2011	2010	2011	2010

Net (loss) income	$(2,488)	$3,294	$(18,658)	$8,814
Non-GAAP acquisition-related net income (loss)	499	(10,817)	6,063	(23,202)

Non-GAAP acquisition-affected net loss	$(1,989)	$(7,523)	$(12,595)	$(14,388)

Depreciation	5,228	5,765	10,907	11,314
Depreciation (included in cost of revenue)	254	719	509	1,441
Amortization of intangibles, acquisition-related	20,232	20,479	40,472	41,016
Amortization of intangibles, acquisition-related (included in cost of revenue)	139	185	278	370
Interest expense, net	18,068	17,070	36,110	35,058
Income tax benefit	(1,852)	(4,201)	(10,033)	(7,300)

Non-GAAP EBITDA	$40,080	$32,494	$65,648	$67,511

Share-based compensation	(2,521)	3,264	822	6,946
Rental income from capitalized building lease	(109)	(109)	(218)	(219)
Acquisition and integration-related expenses	6,828	1,895	18,971	1,821

Non-GAAP Adjusted EBITDA	$44,278	$37,544	$85,223	$76,059

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NET INCOME AND EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
In 000s, except per share data	2011	2010	2011	2010

Net (loss) income	$(2,488)	$3,294	$(18,658)	$8,814

Pre-tax non-cash, acquisition-related intangible amortization	20,371	6,211	40,750	12,480
Pre-tax non-cash, share-based compensation	(2,521)	3,039	822	6,511
Pre-tax non-cash, acquisition and integration-related charges	6,828	1,869	18,971	1,869
Pre-tax, purchase accounting adjustment	499	-	6,063	-
Pre-tax, deferred payment interest expense accretion	837	-	1,654	-
Pre-tax, deal related depreciation	546	-	1,091	-
Tax effect on pre-tax adjustments [g]	(10,624)	(4,276)	(27,740)	(8,271)

Non-GAAP adjusted net income	$13,448	$10,137	$22,953	$21,403

Earnings (loss) Per Share (EPS) - diluted	$(0.04)	$0.06	$(0.33)	$0.15

Pre-tax non-cash, acquisition-related intangible amortization	0.35	0.10	0.71	0.21
Pre-tax non-cash, share-based compensation	(0.04)	0.05	0.02	0.11
Pre-tax non-cash, acquisition and integration-related charges	0.12	0.03	0.33	0.03
Pre-tax, purchase accounting adjustment	0.01	-	0.11	-
Pre-tax, deferred payment interest expense accretion	0.01	-	0.02	-
Pre-tax, deal related depreciation	0.01	-	0.02	-
Tax effect on pre-tax adjustments [g]	(0.19)	(0.07)	(0.48)	(0.14)

Non-GAAP cash EPS - diluted	$0.23	$0.17	$0.40	$0.36

Weighted average shares - diluted (in 000s) [h]	57,357	59,456	57,295	59,148

(g) This amount reflects the tax impact on the adjustments used to derive Non-GAAP cash EPS - diluted. The Company generally utilizes its effective tax rate for each respective period to calculate the tax effect of each adjustment. Given the impact of the Broadlane acquisition on the Company's 2011 actual effective tax rate, the Company used a tax rate of 40.0% for the three and six months ended June 30, 2011. The effective tax rate for the three months ended June 30, 2011 and 2010 was 42.7% and 38.5%, respectively. The effective tax rate for the six months ended June 30, 2011 and 2010 was 35.0% and 39.7%, respectively.
(h) Given the Company’s net loss in the second quarter and first six months of 2011, basic and fully diluted weighted average shares are the same.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL 2011 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s	December 31, 2011
	(Low)	(High)

Net Loss	$(17,900)	$(14,600)

Depreciation	22,300	22,100
Depreciation (included in cost of revenue)	1,000	1,000
Amortization of intangibles, acquisition-related	80,500	80,500
Amortization of intangibles, acquisition-related (included in cost of revenue)	600	600
Interest expense, net	71,700	71,500
Income tax expense	(8,900)	(7,300)

Non-GAAP EBITDA	149,300	153,800

Share-based compensation	7,200	7,100
Acquisition-related charges	22,800	22,400
Rental income from capitalized building lease	(400)	(400)
Acquisition-related purchase accounting revenue adjustment	6,100	6,100

Non-GAAP adjusted EBITDA	$185,000	$189,000

SUPPLEMENTAL 2011 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s, except per share data	December 31, 2011
	(Low)	(High)

Net Income	$(17,900)	$(14,600)

EPS - diluted	(0.31)	(0.25)

Pre-tax non-cash, acquisition-related intangible amortization	1.41	1.41
Pre-tax non-cash, acquisition-related intangible depreciation	0.04	0.04
Pre-tax non-cash, share-based compensation	0.12	0.13
Pre-tax acquisition and integration-related charges	0.39	0.40
Pre-tax deferred payment interest expense accretion	0.06	0.06
Pre-tax purchase accounting adjustment	0.11	0.11

Tax effect on pre-tax adjustments [i]	(0.85)	(0.85)

Non-GAAP cash EPS - diluted [j]	$0.96	$1.02

Fully diluted weighted average shares outstanding [k]	57,500	57,500

(i) This amount reflects the tax impact to the adjustments used to derive estimated Non-GAAP cash EPS - diluted. The Company uses its estimated effective tax rate for each guidance range to tax effect the adjustments. The estimated effective tax rate for the guidance range above is 40.0%.

(j) Column amounts may not add to total amount due to rounding.

(k) Given the Company’s projected net loss for 2011, basic and fully diluted weighted average shares are the same.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended June 30,
	2011		2010		% Change
Non-GAAP gross administrative fees	$93,799		$42,873		118.8%
Other service fees	87,559		67,163		30.4%
Non-GAAP gross fees	181,358	RSO %	110,036	RSO %	64.8%
Non-GAAP revenue share obligation (RSO)	(33,984)	36.2%	(14,909)	34.8%	127.9%
Net revenue	$147,374		$95,127		54.9%

NON-GAAP ACQUISITION-AFFECTED RESULTS [l]					% Change
Non-GAAP gross administrative fees	$94,343		$89,521		5.4%
Other service fees	87,737		81,595		7.5%
Non-GAAP gross fees	182,080	RSO %	171,116	RSO %	6.4%
Non-GAAP revenue share obligation	(34,207)	36.3%	(32,192)	36.0%	6.3%
Net revenue	$147,873		$138,924		6.4%

In 000s	Six Months Ended June 30,
	2011		2010		% Change
Non-GAAP gross administrative fees	$184,124		$85,902		114.3%
Other service fees	161,536		131,979		22.4%
Non-GAAP gross fees	345,660	RSO %	217,881	RSO %	58.6%
Non-GAAP revenue share obligation (RSO)	(67,727)	36.8%	(29,348)	34.2%	130.8%
Net revenue	$277,933		$188,533		47.4%

NON-GAAP ACQUISITION-AFFECTED RESULTS [l]					% Change
Non-GAAP gross administrative fees	$193,281		$177,701		8.8%
Other service fees	163,108		160,340		1.7%
Non-GAAP gross fees	356,389	RSO %	338,041	RSO %	5.4%
Non-GAAP revenue share obligation	(72,393)	37.5%	(63,205)	35.6%	14.5%
Net revenue	$283,996		$274,836		3.3%

(l) Figures include acquisition-related SCM segment adjustments for the three-month and six-month periods ended June 30, 2011 and 2010.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES [m]
(UNAUDITED)

	6.30.10	9.30.10	12.31.10	3.31.11	6.30.11

RCM segment	212.5	212.7	211.0	212.6	214.2
SCM segment	154.9	163.3	334.2	342.8	344.1
Total	367.4	376.0	545.2	555.4	558.3

(m) Recast to reflect the move of the Decision Support Services operating unit from the RCM segment into the SCM segment, and includes contracted revenue of $155.4 million and $161.6 million added to the SCM segment from the Broadlane acquisition only for the periods ended 12.31.10 and 3.31.11, respectively. With the completion of the Broadlane acquisition and its integration into a single MedAssets reporting segment, the company is unable to provide separate contracted revenue by the two previously independent organizations.

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)

In 000s	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Amount of share-based compensation included in:
Cost of revenue	(425)	661	594	1,227
Product development expense	25	136	80	333
Selling & marketing expense	(540)	802	(250)	1,416
General & administrative expense	(1,581)	1,440	398	3,535

Total [n]	$(2,521)	$3,039	$822	$6,511

(n) During the three months ended June 30, 2011, we recorded an adjustment that reduced our share-based compensation expense by approximately $6,500 based on our probability assessment of performance achievement relating to certain performance-based restricted stock grants and SSAR grants.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; acquisition-affected total net revenue; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; acquisition-affected adjusted EBITDA margin; acquisition-related purchase accounting revenue adjustment; acquisition-related SCM adjustments; diluted cash EPS; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from customers. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO customers. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO customers.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain acquisition-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

Acquisition-affected results include the activity of Broadlane prior to the Company’s actual ownership. The Broadlane acquisition was consummated on November 16, 2010. These results assume the acquisition of Broadlane occurred on January 1, 2010. Acquisition-affected measures (e.g. acquisition-affected net revenue; acquisition-related SCM adjustments; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; acquisition-affected adjusted EBITDA margin) are used by management and the board of directors to better understand the results of operations of the Spend and Clinical Resource Management segment. Given the significant impact that this transaction had on the Company during the fiscal year ended December 31, 2010 and in future periods, the Company believes such acquisition-affected measures may be useful and meaningful to investors in their analysis of such results. Non-GAAP acquisition-affected measures are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company's results of operations would have been if this transaction had occurred at the beginning of 2010. These measures also should not be considered representative of the Company's future results of operations.

Acquisition-related purchase accounting revenue adjustment reflects an estimated reduction of net administrative fee revenue. Under the Company’s revenue recognition policies, administrative fees are recorded as revenue when reported to the Company by vendors. GAAP relating to business combinations requires that the Company estimate the amount of customer supply purchases (the driver of administrative fee revenue) occurring prior to the acquisition closing date and to record the fair value of the administrative fees (the asset) to be received from those purchases as an account receivable and any corresponding revenue share obligation as a liability. As vendor reports are received and cash is collected, the Company will not recognize revenue for this acquisition-related purchase accounting revenue adjustment.

The Company defines diluted cash EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition-related charges on a tax-adjusted basis. Diluted cash EPS is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities. Diluted cash EPS growth is used by the Company as the financial performance metric tied to the vesting of certain equity awards granted pursuant to the Company’s Long-Term Performance Incentive Plan.  Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions.  As a significant portion of senior management’s incentive based compensation is based on the achievement of certain diluted cash EPS growth over time, investors may find such information useful.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT:
MedAssets, Inc.
Robert Borchert, 678-248-8194
rborchert@medassets.com